Exhibit I(3)
[Letterhead of Lynch, Brewer, Hoffman & Fink, LLP]
January 29, 2007
ICON FUNDS
c/o BISYS Legal Services
100 Summer Street, Suite 1500
Boston, Massachusetts 02110
Ladies and Gentlemen:
     As counsel to ICON FUNDS, a Massachusetts business trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the “Shares”) representing interests in the funds listed on Exhibit A attached hereto (collectively, the “Funds”), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectuses and Statement of Additional Information in the form contained in the Trust’s Registration Statement on Form N-1A, as amended through the date hereof, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.
     We have examined the Master Trust Agreement of the Trust, dated September 19, 1996, as amended through the date hereof, the Prospectuses and Statement of Additional Information contained in such Registration Statement, as amended through the date hereof, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.
     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectuses and the Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

ICON FUNDS
January 29, 2007

     We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 25 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ LYNCH, BREWER, HOFFMAN & FINK, LLP
LYNCH, BREWER, HOFFMAN & FINK, LLP

ICON FUNDS
January 29, 2007

Exhibit A
Funds

1.	ICON Bond Fund

2.	ICON Core Equity Fund

3.	ICON Income Opportunity Fund

4.	ICON Equity Fund

5.	ICON Long/Short Fund

6.	ICON Asia-Pacific Region Fund

7.	ICON Europe Fund

8.	ICON International Equity Fund

9.	ICON Consumer Discretionary Fund

10.	ICON Energy Fund

11.	ICON Financial Fund

12.	ICON Healthcare Fund

13.	ICON Industrials Fund

14.	ICON Information Technology Fund

15.	ICON Leisure and Consumer Staples Fund

16.	ICON Materials Fund

17.	ICON Telecommunication & Utilities Fund